UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 14, 2021

BLUE FOUNDRY BANCORP

(Exact Name of Registrant as Specified in its Charter)

Delaware	333-254079	86-2831373
(State or Other Jurisdiction) of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

19 Park Avenue, Rutherford, New Jersey		07070
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (715) 845-7331

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry Into a Material Definitive Agreement

On May 14, 2021, Blue Foundry Bancorp, a Delaware corporation (the “Company”), Blue Foundry Bancorp, a New Jersey Corporation, Blue Foundry, MHC, a New Jersey-chartered mutual holding company, and Blue Foundry Bank, a New Jersey-chartered stock savings bank, entered into an Agency Agreement with Keefe, Bruyette & Woods, Inc. (“KBW”), who will assist in the marketing of the Company’s common stock during its stock offering and will serve as sole manager for any syndicated community offering or firm commitment underwritten offering.

For its services as financial advisor and marketing agent, KBW will receive a success fee of 0.85% of the aggregate purchase price of the shares of common stock sold in the subscription offering and any community offering, except that no fee will be paid with respect to (i) shares purchased by the Company’s directors, officers, employees or members of their immediate families and their personal trusts and (ii) shares purchased by the Company’s employee benefit plans or trusts established for the benefit of our directors, officers and employees. In the event of a syndicated community offering, KBW will be paid a transaction fee not to exceed 6.0% of the aggregate purchase price of the shares of common stock sold in the syndicated community offering. The success fee for the subscription offering and any community offering will be credited against the transaction fee payable pursuant to any syndicated community offering. KBW also will be reimbursed for allocable expenses in amount not to exceed $135,000 for expenses and attorney’s fees, which fee may be increased to $175,000 in the event of a resolicitation of subscribers is required.

For its services as conversion agent and data processing records management agent, KBW will receive a fee of $50,000, $25,000 of which has been earned in full and has already been paid. This fee can be increased by $10,000 in the event of any material change in applicable regulations or the plan of conversion, or a delay requiring duplicate or replacement processing due to changes in record dates.

The shares of common stock are being offered pursuant to a Registration Statement on Form S-1 (Registration No. 333-254079) filed by the Company under the Securities Act of 1933, as amended, and a related prospectus dated May 14, 2021.

The foregoing description of the terms of the Agency Agreement is qualified in its entirety by reference to the Agency Agreement, which is filed as Exhibit 1.1 hereto and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit	Description

1.1	Agency Agreement dated May 14, 2021, by and among the Company, Blue Foundry Bancorp, Blue Foundry, MHC, Blue Foundry Bank and Keefe, Bruyette & Woods, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Blue Foundry Bancorp

DATE: May 17, 2021	By:	/s/ James D. Nesci
James D. Nesci President and Chief Executive Officer